Exhibit 10.2

CONFIDENTIAL TREATMENT
[DELETED] = Portions of this exhibit are subject to a request for confidential treatment and have been redacted and filed separately with the Securities and Exchange Commission

SUPPLEMENTAL CONFIRMATION

To:	International Game Technology 6355 South Buffalo Drive Las Vegas, Nevada 89113-2113
From:	Goldman, Sachs & Co.
Subject:	Capped Accelerated Stock Buyback
Ref. No:	SDB4166048264
Date:	June 13, 2012

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and International Game Technology (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below.  This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.           This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of June 13, 2012 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time.  All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.           The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	June 13, 2012
Forward Price Adjustment Amount:	[DELETED]
Hedge Period End Date:	[DELETED]
Calculation Period Start Date:	June 14, 2012
Scheduled Termination Date:	[DELETED]
First Acceleration Date:	[DELETED]
Prepayment Amount:	USD 400,000,000
Prepayment Date:	June 19, 2012
Counterparty Additional Payment Amount:	USD 0
Initial Shares:
21,048,477 Shares; provided that if, in connection with the Transaction, GS&Co. is unable to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on or prior to the Initial Share Delivery Date, the Initial Shares delivered on or prior to the Initial Share Delivery Date shall be reduced to such number of Shares that GS&Co. is able to so borrow or otherwise acquire.

[DELETED] = Portions of this exhibit are subject to a request for confidential treatment and have been redacted and filed separately with the Securities and Exchange Commission

Initial Share Delivery Date:	July 6, 2012. GS&Co. shall, pursuant to Section 13 of the Master Confirmation, commence making deliveries of a portion of the Initial Shares no later than the Prepayment Date.
Minimum Share Delivery Date:	[DELETED]
Minimum Shares:	[DELETED]
Ordinary Dividend Amount:	For any calendar quarter, USD 0.06
Scheduled Ex-Dividend Dates:	June 18, 2012; September 17, 2012; and December 17, 2012
Additional Relevant Days:	The 5 Exchange Business Days immediately following the Calculation Period.
Termination Price:	USD 6.61 per Share

3.           Counterparty represents and warrants to GS&Co. that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs.

4.           With respect to Counterparty’s representation in Section 4(b)(i) of the Master Confirmation, such representation shall be made taking into account the information contained in the Form 8-K regarding the Transaction and Counterparty’s new repurchase program, a copy of which has been previously provided to GS&Co. and which Counterparty agrees to file with the Securities and Exchange Commission prior to the open of business in New York on the Calculation Period Start Date.

5.           This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to the Transaction to which this Supplemental Confirmation relates, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely,

GOLDMAN, SACHS & CO.

By:	/s/ Daniel Kopper
Name: Daniel Kopper
Title: Vice President

Agreed and Accepted By:

INTERNATIONAL GAME TECHNOLOGY

By:	/s/ John Vandemore
Name: John Vandemore
Title: Chief Financial Officer and Treasurer